VORYS Vorys, Sater, Seymour and Pease LLP Legal Counsel	52 East Gay St. PO Box 1008 Columbus, OH 43216-1008 614.464.6400 www.vorys.com Founded 1909

Exhibit 5.1

March 15, 2012

Park National Corporation

50 North Third Street

Newark, Ohio 43055

Ladies and Gentlemen:

We have acted as counsel to Park National Corporation, an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) on March 15, 2012, pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, including the Prospectus filed as a part thereof (the “Prospectus”), relates to the resale from time to time by selling securityholders, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities of the Company:

(a)	100,000 Fixed Rate Cumulative Perpetual Preferred Shares, Series A (the “Series A Preferred Shares”) of the Company, no par value per share and liquidation preference $1,000 per share;

(b)	a warrant to purchase 227,376 of the Company’s common shares, no par value per share (the “Warrant”); and

(c)	227,376 common shares of the Company, no par value per share, issuable upon exercise of the Warrant (the “Warrant Shares”).

The Series A Preferred Shares and the Warrant were originally issued by the Company to the United States Department of the Treasury (“Treasury”) on December 23, 2008 pursuant to that certain Letter Agreement, dated December 23, 2008, between the Company and Treasury (including the schedules thereto and the Securities Purchase Agreement – Standard Terms (including the Annexes thereto) attached as Exhibit A to the Letter Agreement; collectively, the “Purchase Agreement”), in connection with Treasury’s Troubled Asset Relief Program Capital Purchase Program. The securities covered by the Registration Statement also include depositary shares (the “Depositary Shares”) representing fractional interests in the Series A Preferred Shares, which may be resold in lieu of whole Series A Preferred Shares in the event Treasury requests that the Series A Preferred Shares held by Treasury be deposited with a depositary under a depositary arrangement entered into in accordance with the terms of the Purchase Agreement.

VORYS

Legal Counsel

Park National Corporation

March 15, 2012

For purposes of giving the opinions hereinafter set forth, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions. We have examined, among other documents, originals or copies of the following:

(a)	an Officers’ Certificate executed by the President and Secretary and the Chief Financial Officer of the Company as to certain factual matters (the “Officers’ Certificate”);

(b)	the Articles of Incorporation of the Company and amendments thereto, as certified by the Secretary of State of the State of Ohio on March 14, 2012 (collectively, the “Articles”);

(c)	the Regulations, as amended to date, of the Company, the completeness and accuracy of which have been certified as us as part of the Officers’ Certificate (the “Regulations”);

(d)	the Registration Statement, including the Prospectus;

(e)	an executed copy of the Purchase Agreement;

(f)	an executed copy of the Warrant;

(g)	a copy of the resolutions adopted by the Company’s Board of Directors (i) in an action by written consent without a meeting effective on December 19, 2008 to approve the Purchase Agreement, the Warrant and other matters in connection with the Purchase Agreement, include the establishment of the terms, designation, issuance and sale of the Series A Preferred Shares and the issuance and sale of the Warrant and (ii) in an action by written consent without a meeting effective on March 15, 2012 to approve the Registration Statement and the execution and filing thereof, the adoption and effectiveness of which resolutions have been certified to us as part of the Officers’ Certificate; and

(h)	a Certificate from the Secretary of State of the State of Ohio, dated March 14, 2012, with respect to the good standing of the Company.

The opinions set forth below are subject to the following limitations, qualifications and assumptions:

vorys

Legal Counsel

Park National Corporation

March 15, 2012

We have assumed, for purposes of the opinions expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed, reproduced or electronic copies and the authenticity of the originals of such latter documents. As to facts material to the opinions and assumptions expressed herein, we have, with your consent, relied on oral or written statements and representations of officers and other representatives of the Company and others, including, but not limited to, the statements in the Officers’ Certificate and the representations and warranties of the Company in the Purchase Agreement (including the Standard Terms) and the Warrant referenced above. We have not independently verified such matters. Our opinion regarding the Series A Preferred Shares and the Warrant that they are fully paid and nonassessable is based solely on the Officers’ Certificate which confirms the Company’s receipt of the consideration required by the Purchase Agreement. We assume that all actions required to register and qualify the securities for sale under all applicable state securities laws will be accomplished prior to the offer and sale of the securities.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below and such legal considerations as we have deemed relevant, we are of the opinion that:

(1)	The issuance and sale of the Series A Preferred Shares by the Company have been duly authorized by the Company, and the Series A Preferred Shares are validly issued, fully paid and nonassessable.

(2)	The Warrant has been duly authorized, executed and delivered by the Company.

(3)	The Warrant Shares have been duly authorized and, upon issuance in connection with the exercise of the Warrant in accordance with the terms thereof, including payment to the Company of the exercise price for such Warrant Shares in full, such Warrant Shares will be validly issued, fully paid and nonassessable.

(4)	With respect to any Depositary Shares that may be issued, when: (a) the related deposit agreement has been duly authorized and validly executed and delivered by the Company and by an entity appointed as depositary (the “Depositary”) by the Company deemed acceptable to Treasury in accordance with the Purchase Agreement and meeting the qualifications stated in the related deposit agreement; (b) the terms of the Depositary Shares and of the issuance and sale thereof have been established so as to not violate any applicable law or the Company’s Articles or Regulations, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (c) the related Series A Preferred Shares have been deposited with the Depositary; and (d) the depositary receipts representing the Depositary Shares have been duly executed, authenticated, countersigned, registered and issued, sold and delivered in the manner and for the consideration stated in the applicable deposit agreement and any applicable definitive purchase, underwriting or similar agreement, upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited solely to (i) the federal laws of the United States of America and (ii) the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein. Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

vorys

Legal Counsel

Park National Corporation

March 15, 2012

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “LEGAL MATTERS” in the Prospectus comprising a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission promulgated thereunder.

It is our understanding that this opinion is to be used only in connection with the offer and sale of the securities covered by the Registration Statement while the Registration Statement is in effect.

Very Truly Yours,

/s/ Vorys, Sater, Seymour and Pease LLP